UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2019

STERLING CONSTRUCTION COMPANY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-31993	25-1655321
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Hughes Landing Blvd. The Woodlands, Texas		77380
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 214-0800

Securities registered pursuant to Section 12(b) of the Act:
Common Stock, $0.01 par value per share	STRL	The NASDAQ Stock Market LLC
(Title of Class)	(Trading Symbol)	(Name of each exchange on which registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01	Entry into a Definitive Material Agreement.

On August 13, 2019, Sterling Construction Company, Inc. (the “Company”) entered into an Equity Purchase Agreement (the “Purchase Agreement”) with Greg K. Rogers (“Rogers”), Philip P. Travis, as trustee of the Lorin L. Rogers 2018 Trust, Kimberlin Rogers 2018 Trust, Gregory K. Rogers 2018 Trust and Mary K. Rogers 2018 Trust (collectively, the “Trusts” and together with Rogers, “Sellers”), LK Gregory Construction, Inc., a Tennessee corporation (“LKGC”), Plateau Excavation, Inc. (“Plateau”), and DeWitt Excavation, LLC (“DeWitt” and, together with LKGC and Plateau, the “Acquired Companies”), pursuant to which the Company agreed to acquire all of the issued and outstanding shares of capital stock of LKGC and Plateau, and all of the issued and outstanding equity interests in DeWitt, for aggregate consideration consisting of $375,000,000 in cash (as adjusted based on cash, indebtedness, transaction expenses and net working capital), 1,244,813 shares of the Company’s common stock, and a $10,000,000 promissory note issued to Rogers, all to be paid or issued, as applicable, on the closing date. The Acquired Companies are engaged in the business of surveying, clearing and grubbing, erosion control, grading, grassing, site excavation, storm drainage, sanitary sewer and water main installation, drilling and blasting, curb and gutter, paving, concrete work and landfill services, in each case to general contractors and developers engaged in construction services, and engineering services relating thereto.

The Purchase Agreement contains customary representations and warranties by the Sellers. The Sellers have also agreed not to compete with the Acquired Companies, solicit or hire any of the Acquired Companies’ employees (subject to customary exceptions), or solicit any of the Acquired Companies’ customers, suppliers, licensees, licensors, clients or distributors, in each case for a period of five years after the closing date.

The consummation of the transactions contemplated by the Purchase Agreement is subject to the satisfaction of customary closing conditions, including, among other things, the absence of legal impediments prohibiting the transactions, the expiration or early termination of any required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the continuing accuracy of the parties’ respective representations and warranties set forth in the Purchase Agreement, the performance by the parties of their respective covenants set forth in the Purchase Agreement and the entry into employment agreements by certain principals of the Acquired Companies. The transactions contemplated by the Purchase Agreement are expected to close in September 2019, subject to satisfaction of the closing conditions.

In connection with its entry into the Purchase Agreement, the Company bound a customary representations and warranties insurance policy as additional recourse for certain losses arising out of a breach of the representations and warranties of the Sellers contained in the Purchase Agreement and certain pre-closing taxes of the Acquired Companies. The representations and warranties insurance policy is subject to certain policy limits, exclusions, deductibles and other terms and conditions. Sellers’ obligation to indemnify the Company for breaches of the representations and warranties contained in the Purchase Agreement is limited to one-half of the retention under the representations and warranties insurance policy.

The Purchase Agreement can be terminated by mutual written consent of the parties, by the non-breaching party if the other party’s material breach of a representation, warranty, covenant or agreement would cause a closing condition to not be satisfied (which breach is not cured within 20 business days), by either party if closing has not occurred by December 11, 2019, or if there is any law or governmental order that prohibits, restrains or enjoins consummation of the transactions contemplated by the Purchase Agreement.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby, and the Commitment Letter, is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with its entry into the Purchase Agreement, the Company obtained debt financing commitments on the terms and conditions set forth in the commitment letter dated August 13, 2019 (the “Commitment Letter”) from BMO Harris Bank N.A. and BMO Capital Markets Corp., pursuant to which the lenders thereunder have provided commitments in an amount up to $475,000,000 in the aggregate, consisting of (i) a senior secured first lien revolving credit facility in an aggregate principal amount of $75,000,000 (with a $75,000,000 limit for the issuance of standby and documentary letters of credit and a $15,000,000 sublimit for swing line loans) and (ii) a senior secured first lien term loan facility in the amount of $400,000,000 (collectively, the “Facilities”). The Company is obtaining the Facilities in order to facilitate the transactions contemplated by the Purchase Agreement, refinance the Company’s existing indebtedness under its existing senior credit facility, finance capital expenditures, working capital, permitted acquisitions and other general corporate purposes, and fund certain fees and expenses associated with the closing of the Facilities and the Transactions.

The obligations of the lenders to provide the Facilities under the Commitment Letter are subject to certain customary conditions. The Commitment Letter (and the commitments thereunder) will automatically terminate on the earliest to occur of (i) the date the Purchase Agreement is terminated in accordance with its terms prior to consummation of the Transactions, (ii) the date of the consummation of the transactions contemplated by the Purchase Agreement with or without the funding of the Facilities, and (iii) 5:00 p.m., New York City time, on December 11, 2019.

The Purchase Agreement and the above description of the Purchase Agreement have been included to provide investors and securityholders with information regarding the terms of the Purchase Agreement. They are not intended to provide any other factual information about the Company, the Acquired Companies or their respective affiliates. The Purchase Agreement contains representations, warranties, covenants and agreements of each of the Company and the Sellers made solely for the benefit of the other. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement as of the specific dates therein, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Cautionary Statements

Caution Concerning Forward-Looking Statements. This Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All such statements other than statements of historical fact are “forward-looking” statements, as defined by (and subject to the “safe harbor” protections under) the federal securities laws. When used herein, the words “anticipates,” “expects,” “believes,” “seeks,” “hopes,” “intends,” “plans,” “projects,” “will” and similar words and expressions are intended to identify forward-looking statements. Forward-looking statements are based on a number of judgments and assumptions as of the date such statements are made about future events, many of which are beyond the Company’s control. These forward-looking statements, and the assumptions on which they are based, (i) are not guarantees of future events, (ii) are inherently speculative and (iii) are subject to significant risks and uncertainties. Actual events and results may differ materially from those anticipated, estimated, projected or implied by the Company in those statements if one or more of these risks or uncertainties materialize, or if the Company’s underlying assumptions prove incorrect. All of the Company’s forward-looking statements are qualified in their entirety by reference to the Company’s discussion of certain important factors that could cause the Company’s actual results to differ materially from those anticipated, estimated, projected or implied in those forward-looking statements. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Risk Factors” section in our filings with the U.S. Securities and Exchange Commission and elsewhere in those filings. The forward-looking statements speak only as of the date made, and other than as required by law, we do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibit Index

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit Number	Description
2.1
Equity Purchase Agreement, dated as of August 13, 2019, by and among Greg K. Rogers, Philip P. Travis, as trustee of the Lorin L. Rogers 2018 Trust, Kimberlin Rogers 2018 Trust, Gregory K. Rogers 2018 Trust and Mary K. Rogers 2018 Trust, LK Gregory Construction, Inc., Plateau Excavation, Inc., DeWitt Excavation, LLC*

*Schedules (or similar attachments) have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementary to the U.S. Securities and Exchange Commission upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document to be furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING CONSTRUCTION COMPANY, INC.

Date:	August 16, 2019	By:	/s/ Ronald A. Ballschmiede
Ronald A. Ballschmiede
Chief Financial Officer